UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

August 1, 2025
Date of Report (date of earliest event reported)
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Greenidge Generation Holdings Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-40808 (Commission File Number)	86-1746728 (I.R.S. Employer Identification Number)
1159 Pittsford-Victor Road, Suite 240 Pittsford, New York 14534
(Address of principal executive offices and zip code)
(315) 536-2359
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $.0001	GREE	The Nasdaq Global Select Market
8.50% Senior Notes due 2026	GREEL	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company   ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

On August 1, 2025, Greenidge Generation Holdings Inc., a Delaware corporation, through its wholly-owned subsidiary, Greenidge Mississippi LLC (together, the “Company”), a Mississippi limited liability company, entered into an Asset Purchase Agreement (the “Purchase Agreement”) with US Digital Mining Mississippi LLC, a Mississippi limited liability company (the “Buyer”).

Pursuant to the Purchase Agreement and subject to the terms and conditions thereof, the Company agreed to sell an approximately 6.4 acre parcel of real property located at 249 Datco Industrial Road, Columbus, Mississippi 39707 (the “Mississippi Facility”), including substantially all of the business assets of the Company located at the Mississippi Facility, comprising certain contracts, mining equipment (excluding any bitcoin miners) and certain tangible personal property, and certain rights of the Company relating to the assets being sold (collectively, with the Mississippi Facility, the “Acquired Assets”), free and clear of any liens other than certain specified liabilities of the Company that are being assumed (collectively, the “Liabilities,” and such sale of the Acquired Assets and assignment of the Liabilities, the “Transaction”). For the avoidance of doubt, the Acquired Assets do not include any bitcoin miners or the approximately 73,000 square feet of industrial warehouse space on an adjoining tract purchased by the Company in March 2024, for which the Company continues to evaluate potential uses, including a possible sale.

The total consideration to be paid by the Buyer is approximately $3,900,000, subject to certain adjustments (the “Purchase Price”). The Purchase Price will be paid as follows: (i) $195,000 paid into escrow following execution of the Purchase Agreement as a refundable earnest money deposit (the “Deposit”), with such amount to be applied to the Purchase Price and disbursed to Company at the closing, and (ii) $3,705,000 to be paid by the Buyer to the Company in cash at the closing.

Subject to the satisfaction of closing conditions, the closing of the Transaction is anticipated to occur on or before September 16, 2025, or such other time as mutually agreed by the Company and the Buyer (such date, the “Closing Date”), and is subject to a due diligence period for the Buyer, which will expire on the date that is five (5) business days prior to the Closing Date (the “Diligence Period”). The Buyer may terminate the Purchase Agreement and receive the return of the Deposit in its sole discretion during the Diligence Period.

The Purchase Agreement contains customary representations, warranties and covenants of the parties and closing conditions. The Purchase Agreement also contains customary indemnification provisions by the Company and the Buyer in favor of one another.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Asset Purchase Agreement, dated August 1, 2025, by and between Greenidge Mississippi LLC and US Digital Mining Mississippi LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greenidge Generation Holdings Inc.

By:	/s/ Jordan Kovler
Name:	Jordan Kovler
Title:	Chief Executive Officer

Date: August 6, 2025